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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               AMENDMENT NO. 2 TO
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               FEBRUARY 23, 1999
                Date of Report (Date of earliest event reported)

                   MOUNTAIN STATES GUARANTY MORTGAGE COMPANY
               (Exact Name of Registrant as Specified in Charter)


          COLORADO                      033-19863                84-1075984
(State or Other Jurisdiction           (Commission            (I.R.S. Employer
      of Incorporation)                File Number)          Identification No.)

140 EAST 19TH AVENUE, SUITE 700, DENVER COLORADO                   80203
    (Address of principal executive offices)                     (Zip Code)

                                 (303) 863-1900
              (Registrant's telephone number, including area code)
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Item 4.   Changes in Registrant's Certifying Accounts

          Deloitte & Touche, LLP was previously the principal accountants for Mountain States Guaranty Mortgage Company (the "Company"). On February 23, 1999, that firm's appointment as principal accountants was terminated and Hein & Associates, LLP was engaged as principal accountants to audit the accounts of the Company for the year ending December 31, 1998. The decision to change accountants was recommended by the Board of Directors of the Company.

          In connection with the registrant's two most recent fiscal years and the subsequent interim period preceding Deloitte & Touche LLP's termination including the audits of the fiscal years ended December 31, 1996 and December 31, 1997, there were no disagreements through February 23, 1999 with Deloitte & Touche, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

          The audit reports of Deloitte & Touche, LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 1997 and December 31, 1996 did not contain any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

Item 7.   Financial Statements and Exhibits

     c.   Exhibits

          16. Letter from Deloitte & Touche, LLP re change in certifying accountant.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    MOUNTAIN STATES GUARANTY MORTGAGE COMPANY
                                                   (Registrant)

Dated: February 23, 1999            By: Harold C. Jones
                                        Vice President/Treasurer

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                                 EXHIBIT INDEX


Exhibit No.                       Description
-----------                       -----------

   16                   Letter from Deloitte & Touche, LLP